Exhibit 99.1

Montpelier Re Reports Net Income of $91.0 Million for Third Quarter 2003; Diluted EPS of $1.34 for Third Quarter 2003

    HAMILTON, Bermuda--(BUSINESS WIRE)--Oct. 28, 2003--Montpelier Re Holdings Ltd. (NYSE - MRH) today reported net income of $91.0 million, or $1.34 diluted earnings per share, for the three months to September 30, 2003 and net income of $307.3 million, or $4.58 diluted earnings per share, for the first nine months of 2003. The change in net unrealized gains on investments and hedging transactions was $3.1 million for the quarter and $6.5 million for the year to date. Comprehensive income was $94.1 million for the quarter, or $1.39 diluted comprehensive income per share, and $313.8 million, or $4.67 diluted comprehensive income per share, for the first nine months of the year.
    Book value per share at September 30, 2003, on a fully converted basis (1), was $23.72, an increase of $1.30 or 5.8% in the third quarter of 2003 and an increase of $4.33 or 22.3% in the nine months to September 30, 2003. In the twelve months to September 30, 2003, fully converted book value per share increased by 30.2% from $18.22 to $23.72.
    Anthony Taylor, President and CEO, commented: "Montpelier has again produced tremendous returns for our owners. Our core lines of business continue to perform strongly in 2003, with excellent growth and consistently low loss ratios. The planned expansion of our Specialty and Casualty writings is proceeding for 2004 and is attracting strong support from our key producers."
    Mr. Taylor added, "For the nine months ended September 30, 2003, gross premiums written and net premiums earned for the core Property and Specialty lines have grown 75% and 186%, respectively, compared to the same period in 2002. I expect that we will achieve further growth in these lines in 2004, albeit not to the same degree. Pricing and terms remain attractive and expected returns on capital employed remain very acceptable. The market is witnessing rating downgrades and continuing deterioration on back-year reserves which, when coupled with changes to industry standard modeling software, put pressure on the availability of quality capacity in the reinsurance market as we move into the renewal season."
    Tom Kemp, Chief Financial Officer, noted: "Given the high level of loss events to hit the industry in the quarter, we are very happy to be reporting such positive results. I believe that the loss ratios we have experienced are driven in large part by Montpelier's strong underwriting focus together with our sophisticated risk management capabilities."
    Tom Kemp added: "Although we have grown fully converted book value by over 30% in the past twelve months, we do not believe we have had significant excess capital up this point. We see a number of opportunities where we could deploy our capital in 2004, but our required rates of return will remain high and Montpelier will not be pursuing growth for growth's sake. Given our focus on achieving above average results for our owners, we continually explore the opportunities for maximizing shareholders' total return. We will continue to concentrate on both the numerator and the denominator of the Return on Equity equation."
    As previously announced, it is anticipated that Lloyd's Qualifying Quota Share contracts will not be written in 2004 however, we expect increased writings of core property business and growth in Other Specialty classes, as well as opportunistic participation in specific areas of the casualty reinsurance market in view of its improving terms and conditions.
    Ultimate premium estimates reported to Montpelier by syndicates reinsured under QQS arrangements were reduced significantly in the third quarter. Offsetting this are the improved ultimate loss ratios for the QQS programs. Overall, the unfavorable variance in net income for this line of business from our original estimate is expected to be approximately $2 million over the life of the QQS contracts.
    QQS business is now expected to represent only 6% of gross premiums written in 2003. Because of the aggregate reductions in QQS premium estimates notified in the second and third quarters, together with very low levels of reinstatement premiums, gross written and net earned premium for the year could be approximately 10% lower than previously anticipated.
    Total investment return for the first nine months of the year, including realized and unrealized investment gains, was 2.5%, or an annualized return of 3.3%. Notwithstanding lower investment yields than comparative periods in 2002, investment income has remained steady due to the increased levels of invested assets from positive cash flows.
    Despite a relatively high level of losses for the industry in the third quarter of 2003, Montpelier was not impacted to any significant extent. The loss ratio was 21.5% for the quarter and 21.6% for the nine months to September 30, 2003. Montpelier released $12.5 million of net 2002 accident year reserves in the quarter, reducing the loss ratio in the three months to September 30, 2003 by 7.7%. The ultimate loss ratio for the 2002 underwriting year is now projected at approximately 27%.
    General and administrative expenses for the quarter include banking fees and other charges relating to the underwritten public issue of $250.0 million of ten-year Senior Notes completed in early August, together with increased accruals relating to performance based compensation, in line with improved underwriting results. Including these non-recurring items, the general and administrative expense ratio for the quarter was 7.9%.
    In the three months to September 30, 2003, total capital grew by $194.0 million, to $1.82 billion. This includes $250 million of Senior Notes issued in the quarter, less repayment of the $150 million term loan facility.
    (1) Book Value Per Share is a non-GAAP measure based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding options and warrants of $168.1 million, divided by the sum of shares, options and warrants outstanding (assuming their exercise) of 73,261,760 shares at September 30, 2003. The Company believes this to be the best single measure of the return made by its shareholders as it takes into account the effect of all dilutive securities. Fully Converted book value per share is set forth in the tables below.

    Earnings Conference Call:

    Montpelier Re executives will conduct a conference call, including a question and answer period, on Wednesday October 29th at 10:00 a.m. Eastern Time. The presentation will be available via a live audio webcast accessible through the Company's investor section of its website at www.montpelierre.bm, or via telephone by dialing 800-299-7098 (toll-free) or 617-801-9714 (international) and entering the pass code: 64837874. A telephone replay of the conference call will be available through November 7th, 2003 by dialing 888-286-8010 (toll-free) or 617-801-6888 (international) and entering the pass code: 55522116.
    Montpelier Re Holdings Ltd., through its operating subsidiary, Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. Montpelier Reinsurance Ltd. is rated "A" (Excellent) by A.M. Best Company, "A-" (Strong) by Standard & Poor's and "A3" (Good) by Moody's Investors Service.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains, and Montpelier may from time-to-time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
    All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not necessarily limited to, market conditions affecting Montpelier's common share price; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance lines of business and in specific areas of the casualty reinsurance market; the estimates reported by syndicates under existing QQS contracts; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; competition in the reinsurance industry and rating agency policies and practices. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Montpelier's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.




                     MONTPELIER RE HOLDINGS LTD.
                     CONSOLIDATED BALANCE SHEETS
            (millions, except share and per share amounts)



                                           September 30,  December 31,
                                                2003          2002
                                           ------------- -------------
 Assets

 Investments and cash:
 Fixed maturities, at fair value              $1,900.6    $ 1,354.8
 Equities (quoted), at fair value                 26.9            -
 Equities (unquoted), at estimated fair value     63.7         63.7
 Cash and cash equivalents, at fair value        227.5        162.9
                                           ------------  -----------

 Total investments and cash                    2,218.7      1,581.4

 Unearned premium ceded                           26.8          3.8
 Reinsurance premiums receivable                 260.0        147.2
 Funds withheld by cedents                         3.8         20.5
 Deferred acquisition costs                       72.0         44.9
 Reinsurance recoverable                           7.6         16.6
 Accrued investment income                        14.3         13.1
 Other assets                                      3.0          6.4
                                           ------------  -----------

 Total Assets                                 $2,606.2    $ 1,833.9
                                           ============  ===========

 Liabilities

 Loss and loss adjustment expense reserves    $  220.3    $   146.1
 Unearned premium                                411.8        241.0
 Reinsurance balances payable                     25.5          2.5
 Investment trades pending                       113.4         34.3
 Senior notes                                    248.8            -
 Long-term debt                                      -        150.0
 Accounts payable, accrued expenses and
  other liabilities                               17.1          7.5
                                           ------------  -----------

    Total Liabilities                          1,036.9        581.4
                                           ------------  -----------

 Shareholders' equity
 Common voting shares and Additional
  paid-in capital                              1,129.6      1,126.5
 Accumulated other comprehensive income           42.0         35.6
 Retained earnings                               397.7         90.4
                                           ------------  -----------

    Total Shareholders' Equity                 1,569.3      1,252.5
                                           ------------  -----------

 Total Liabilities and Shareholders'
  Equity                                      $2,606.2    $ 1,833.9
                                           ============  ===========


 Common voting shares outstanding (000's)       63,393 sh    63,393 sh
 Common voting and common equivalent
  shares outstanding (000's)                    73,262       73,262

 Book value per share:

    Basic book value per common voting share  $  24.76    $   19.76
                                           ============  ===========
    Fully converted book value per common
     voting and common equivalent share       $  23.72    $   19.39
                                           ============  ===========



                     MONTPELIER RE HOLDINGS LTD.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                 (millions, except per share amounts)


                   Three        Three         Nine          Nine
                 months to    months to     months to     months to
               September 30, September 30, September 30, September 30,
                    2003         2002         2003          2002
                -----------  ------------- ------------- -------------

 Revenues:

   Gross premiums
    written         $145.9        $ 193.7      $  706.6      $  533.8
   Reinsurance
    premiums ceded     1.8          (20.9)        (39.9)        (39.7)
                -----------  ------------- ------------- -------------
   Net premiums
    written          147.7          172.8         666.7         494.1
   Change in net
    unearned
    premiums          15.2          (66.4)       (144.7)       (269.5)
                -----------  ------------- ------------- -------------
   Net premiums
    earned           162.9          106.4         522.0         224.6
   Net investment
    income            12.3           12.3          35.7          30.5
   Net realized
    investment
    gains (losses)
    on investments    (3.0)           4.0           6.3           5.5
   Net foreign
    exchange
    gains              2.1            0.3           1.9           1.0
                -----------  ------------- ------------- -------------

     Total
      revenues       174.3          123.0         565.9         261.6

 Expenses:

   Loss and loss
    adjustment
    expenses          35.1           69.0         112.9         122.4
   Acquisition
    costs             32.3           20.4         107.2          41.6
   General and
    administrative
    expenses          12.8            5.8          32.9          15.9
   Interest
    expense            3.0            1.2           5.5           3.3
                -----------  ------------- ------------- -------------

     Total
      expenses        83.2           96.4         258.5         183.2

   Income before
    taxes             91.1           26.6         307.4          78.4

   Income tax
    expense            0.1              -           0.1             -

                -----------  ------------- ------------- -------------
 Net income         $ 91.0        $  26.6       $ 307.3      $   78.4
                -----------  ------------- ------------- -------------

   Other
    comprehensive
    income items       3.1           15.5           6.5          25.4

                -----------  ------------- ------------- -------------
 Comprehensive
  income            $ 94.1        $  42.1       $ 313.8      $  103.8
                ===========  ============= ============= =============


 Earnings per
  share:

   Basic earnings
    per share       $ 1.44        $  0.51       $  4.85      $   1.49
   Diluted earnings
    per share       $ 1.34        $  0.50       $  4.58      $   1.49

   Basic
    comprehensive
    net income per
    share           $ 1.48        $  0.80       $  4.95      $   1.98
   Diluted
    comprehensive
    net income per
    share           $ 1.39        $  0.79       $  4.67      $   1.98

 Insurance
  ratios:

   Loss ratio         21.5%          64.8%         21.6%         54.5%
   Expense ratio      27.7%          24.7%         26.8%         25.6%
   Combined ratio     49.2%          89.5%         48.4%         80.1%


                     MONTPELIER RE HOLDINGS LTD.
                FULLY CONVERTED BOOK VALUE PER COMMON
                  VOTING AND COMMON EQUIVALENT SHARE
            (millions, except share and per share amounts)



                                  September 30,       December 31,
                                      2003                2002
                               ------------------- -------------------
 Numerator (in millions):

 shareholders' equity              $   1,569.3         $   1,252.5
 proceeds from assumed exercise
  of outstanding warrants                122.0               122.0
 proceeds from assumed exercise
  of outstanding options                  46.1                46.1
                               ----------------    ----------------

    Book value numerator           $   1,737.4         $   1,420.6
                               ================    ================


 Denominator (in shares):

 common voting shares outstanding 63,392,600 sh 63,392,600 sh shares issuable upon exercise
  of outstanding warrants            7,319,160  sh       7,319,160  sh
 shares issuable upon exercise
  of outstanding options             2,550,000  sh       2,550,000  sh
                               ----------------    ----------------

    Book value denominator          73,261,760  sh      73,261,760  sh
                               ================    ================


 Fully converted book value per
  common voting and common
  equivalent share                 $     23.72         $     19.39
                               ================    ================


                      MONTPELIER RE HOLDINGS LTD.
        DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
            (millions, except share and per share amounts)

                                      Three Months     Three Months
                                         Ended            Ended
                                      September 30,    September 30,
                                         2003             2002
                                      --------------- ----------------
Basic earnings per common share:

Net income available to common
 shareholders                          $      91.0     $      26.6
Weighted average common shares
 outstanding - Basic                    63,392,600 sh   52,440,000 sh
                                       ------------    ------------

     Basic earnings per common share   $      1.44     $      0.51
                                       ============    ============


Diluted earnings per common and common
 equivalent share:

Net income available to common
 shareholders                          $      91.0     $      26.6
Weighted average common shares
 outstanding - Basic                    63,392,600 sh   52,440,000 sh
Dilutive effect of warrants              3,450,357 sh     623,864  sh
Dilutive effect of share options           936,292 sh      65,529  sh
                                       ------------    ------------
Weighted average common and common
 equivalent shares outstanding
  - Diluted                             67,779,249 sh   53,129,393 sh
                                       ------------    ------------

     Diluted earnings per common and
      common equivalent share          $      1.34     $      0.50
                                       ============    ============

                                       Nine Months     Nine Months
                                          Ended           Ended
                                      September 30,   September 30,
                                           2003            2002
                                      --------------- ----------------
Basic Earnings per common share:

Net income available to common
 shareholders                          $     307.3     $      78.4
Weighted average common shares
 outstanding - Basic                    63,392,600 sh   52,440,000 sh
                                       ------------    ------------

     Basic earnings per common share   $      4.85     $      1.49
                                       ============    ============


Diluted earnings per common share and
 common equivalent share:

Net income available to common
 shareholders                          $     307.3     $      78.4
Weighted average common shares
 outstanding - Basic                    63,392,600 sh   52,440,000 sh
Dilutive effect of warrants              3,021,557 sh       78,500 sh
Dilutive effect of share options           718,077 sh        5,470 sh
                                       ------------    ------------
Weighted average common and common
 equivalent shares outstanding
 - Diluted                              67,132,234 sh   52,523,970 sh
                                      -------------   ------------


     Diluted earnings per common and
      common equivalent share          $      4.58     $      1.49
                                       ============    ============


    CONTACT: Montpelier Re Holdings Ltd., Hamilton
             Media and Investor Relations:
             Keil Gunther, 441-296-5550